Exhibit 23.1




                           Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) for 200,000 shares of common stock pertaining to the National TechTeam, Inc. 1989 Amended and Restated 401(k)/Profit-Sharing Plan and Trust of our report dated March 26, 1998, with respect to the consolidated financial statements and schedules of National TechTeam, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                                     s/ Ernst & Young LLP



Detroit, Michigan
April 20, 1998